FOR IMMEDIATE RELEASE

Company Contact:

John Coleman

Jennifer Carberry

NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
www.nyfix.com

NYFIX TO OFFER TABB REPORT ON BUY-SIDE PERSPECTIVE ON TRANSACTION COST RESEARCH VIA NYFIX.COM

STAMFORD, CT, November 8, 2005: NYFIX, Inc. (Pink Sheets: NYFX), NYFIX, Inc. a leader in technology solutions for the financial marketplace, has teamed with TABB Group, the financial industry research and advisory firm, to offer qualified institutions the recently completed TABB Group report entitled, “Trading Under a Microscope: a Buy-side Perspective on Transaction Cost Research.”

The report, authored by Adam Sussman, TABB Group senior consultant, draws on interviews of 53 buy-side participants at firms with a combined $US 5 trillion in assets under management, and provides an inside look at the buy-side’s thinking on Transaction Cost Research (TCR). TABB Group defines TCR as an attempt to estimate or measure the cost of a transaction and subsequently provide guidance on how to effectively manage those costs within a trading strategy.

As an up and coming player in the TCR space, NYFIX was eager to gain the buy-side’s viewpoint on this important topic and paid for the right to distribute this groundbreaking report, the financial industry’s first on transaction cost research. “As we seek to serve our clients more effectively, the buy-side’s perspective of TCR, including the value of measuring transaction costs and the overall impact on the money management industry, provides us with critical information to help us structure and fine tune our product offering. We are pleased to be able to utilize TABB Group research to impact a wider audience in the marketplace and as a value-add, we are happy to share this information with the institutional investment community,” commented Peter Kilbinger Hansen, Chief Executive Officer of NYFIX, Inc.

NYFIX offers TCR functionality as part of NYFIX Sidekick™,a real-time execution quality management tool designed to help buy-side traders measure and monitor the quality of their executions across various market centers and brokers. Users of the NYFIX Network, regardless of their front-end provider, can utilize NYFIX Sidekick to review numerous real-time transaction cost statistics.

About NYFIX, Inc.

NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, middle-office trade automation technologies and trade communication technologies. Our NYFIX Network is one of the industry’s largest networks, connecting broker-dealers, institutions and exchanges. In addition to our headquarters in Stamford, we have offices on Wall Street in New York City, in London’s Financial District, in Chicago, and in San Francisco. We operate redundant data centers in the northeastern United States with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.